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                                                                    EXHIBIT 10.6



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                            HEALTHCOR HOLDINGS, INC.
                         COMMON STOCK PURCHASE WARRANT

         HealthCor Holdings, Inc., a Delaware corporation (the "Company"), hereby certifies that for value received, C. Eugene Austin, Jr. or assigns (the "Holder"), is entitled, subject to the terms and conditions herein set forth, to purchase from the Company, at any time during the period commencing on the Effective Date and ending on the Expiration Date (each as defined below), 10,000 shares of the Common Stock, $.01 par value (the "Common Stock"), of the Company, upon payment therefor of a purchase price equal to $10.00 per share of Common Stock, subject to adjustment as set forth below (the "Exercise Price").

         SECTION 1:  Effective Date; Expiration Date.

         The Holder shall be entitled to purchase the Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") at the Exercise Price from the Company at any time during the period, all dates inclusive, commencing upon 9:00 a.m. (Dallas, Texas time) on November 1, 1994 (the "Exercise Date") and ending at 5:00 p.m. (Dallas, Texas time) on November 1, 1999 (the "Expiration Date").

         SECTION 2:  Manner of Exercise.

         The exercise (the "Exercise") of this Warrant shall be made by delivery by the Holder of the form of the subscription attached as Schedule A hereto, duly executed by Holder, to the Company at the address set forth opposite its signature hereto, accompanied by payment of the Exercise Price, in cash or by check to the order of the Company.

         SECTION 3:  Exercisable in Whole or in Part.

         The purchase rights represented by this Warrant are exercisable at the option of the Holder in whole or in part at any time after the Effective Date and prior to the Expiration Date (but not as to fractional shares). In the case of the purchase of less than all of the Warrant Shares, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the Warrant Shares.
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         SECTION 4:  Delivery of Stock Certificates, Etc.

         As soon as practicable after the Exercise and payment of the Exercise Price, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of all applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of all applicable transfer taxes) may direct, a certificate or certificates for the Warrant Shares. All Warrant Shares will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, charges, pledges, claims, encumbrances and security interests.

         SECTION 5:  Representations and Covenants.

         5.1 Unless Holder shall otherwise consent in writing, prior to and during the period in which the Warrant may be exercised, the Company covenants to Holder as follows:

         A. That the Company shall at all times reserve and keep available, sufficient shares of its Common Stock to satisfy the Warrant Shares; and

         B. That the Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist with all such action as may be necessary or appropriate in order to protect the rights of Holder against dilution or other impairment. Without limiting the foregoing, the Company will not authorize a par value of any Warrant Shares above the amount payable therefor upon such Exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the Exercise of this Warrant.

         SECTION 6:  Investment Representation.

         By acceptance of this Warrant, the Holder hereof represents and warrants that (i) he has acquired this Warrant for his own account for investment and not with a present view to, or for resale in connection with, the distribution thereof or the grant of any participation therein, and that he has no present intention of distributing or reselling the same; (ii) he fully understands the restrictions on the resale of this Warrant and the Warrant Shares, specifically including the restrictions set forth in the legend on the first page hereof; and (iii) he fully understands that such a legend may limit or eliminate the value of the Warrant or the Warrant Shares, including its value as collateral security.





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         SECTION 7:  Legend.

         Until registered under the Securities Act, or until such time as such registration may not be necessary for the lawful sale or other disposition thereof, all certificates evidencing Warrant Shares shall contain an appropriate legend notifying the Holder or any potential transferee of such securities of the provisions of this Warrant, such legend to be substantially in the form of the legend on the first page hereof.

         SECTION 8:  Negotiability.

         This Warrant is issued upon the following terms, to all of which the Holder consents and agrees:

         A. Subject to the restrictions set forth in this Warrant, title to this Warrant may be transferred by endorsement and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery, and upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the Holder named on the face hereof) to the Company, the Company at its expense will issue and deliver upon the order of the Holder a new warrant of like tenor, in such name as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling for the aggregate number of shares of Warrant Shares then called for by this Warrant;

         B. Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner thereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

         C. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         SECTION 9:  Adjustment for Dividends, Reclassification, Etc.

         The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time as follows:

         A. Consolidation, Merger, Sale, Conveyance. If the Company at any time shall consolidate or merge with, or sell or convey all or substantially all of its assets to, any other corporation, this Warrant shall thereafter entitle the Holder to purchase at the Exercise Price then in effect such number and kind of securities as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance





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upon or with respect to the Warrant Shares immediately prior to such consolidation, merger, sale or conveyance. The Company shall take such steps in connection with such consolidation, merger, sale or conveyance as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonable may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The foregoing provisions shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the adjustment provisions hereof shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

         B. Stock Dividend, Reclassification, etc. If the Company shall (i) pay a dividend in or make a distribution of shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares or other securities of the Company which such Holder would have owned or would have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph (B) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         C. Adjustment of Purchase Price. Whenever the number of Warrant Shares is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares subject to this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares subject to this Warrant immediately thereafter.

         D. Written Notice. On the occurrence of an event requiring an adjustment of the Exercise Price or the number of Warrant Shares, the Company shall forthwith give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities purchasable hereunder resulting from the event and setting forth the method of calculation. The Board of Directors of the Company, acting in good faith, shall determine the calculation.





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         SECTION 10:  Replacement of Warrant.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory in form and amount to the Company (it being understood and agreed that in the case of any bank, insurance company or other institutional investor its agreement to indemnify the Company against loss shall constitute satisfactory indemnity) or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         SECTION 11:  Notices, Etc.

         All notices and other communications under this Warrant shall be in writing and given by personal delivery or sent by registered or certified mail, or a commercial delivery service, to the addresses of the parties hereto set forth opposite their signature hereto, or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when delivered.

         SECTION 12:  Miscellaneous.

         This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and be governed by the laws of the State of Texas. If any provision of this Warrant is held invalid or unenforceable according to law, the remaining provisions hereof shall not be affected thereby and shall remain in full force and effect. The headings in this Warrant are for reference only, and shall not limit or otherwise affect any of the terms hereof.





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         IN WITNESS WHEREOF, this Warrant has been executed as of the 1st day of November, 1994.


                               HEALTHCOR HOLDINGS, INC.



                               By:/s/ S. Wayne Bazzle
                                  ---------------------------------------------
                                        S. Wayne Bazzle
                                        Chairman and Chief Executive Officer

                               Address:         5720 LBJ Freeway
                                                Suite 550
                                                Dallas, Texas  75240

Agreed to and acknowledged:


/s/ C. Eugene Austin, Jr.
- -----------------------------
C. Eugene Austin, Jr.





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                                   Schedule A


                              FORM OF SUBSCRIPTION



TO:      HealthCor Holdings, Inc.

         The undersigned, the holder of a Common Stock Purchase Warrant issued on ________________, 1994, hereby irrevocably elects to exercise the right to purchase __________ Warrant Shares (as defined therein) and herewith makes payment of the exercise price therefor.

         The undersigned represents and warrants that it is acquiring this stock for its own account for investment and not with a present view to, or for resale in connection with, the distribution thereof or the grant of any participation therein, and that it has no present intention of distributing or reselling the stock, or granting any participation therein, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be and remain within its control as owner thereof.


Dated: _____________________



Sign here:  ______________________________________